UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 16, 2021

Voyager Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37625	46-3003182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 259-5340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	VYGR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Allison Dorval

On November 16, 2021, Allison Dorval notified Voyager Therapeutics, Inc. (the “Company”) of her resignation as Chief Financial Officer of the Company, effective November 26, 2021 (the “Effective Date”), to pursue a new role with another company. In connection with Ms. Dorval’s transition, Ms. Dorval and the Company expect to enter into a separation and release of claims agreement (the “Transition Agreement”).

Pursuant to the Transition Agreement, Ms. Dorval is resigning her position as Chief Financial Officer of the Company and any other position she holds as an officer or employee of the Company or as a director, officer, or employee of any subsidiary of the Company, in each case effective as of the Effective Date. The Transition Agreement provides for, among other things, a release of claims by Ms. Dorval in favor of the Company and its affiliates; continuing confidentiality, non-solicitation and non-competition obligations applicable to Ms. Dorval under her existing confidentiality, noncompetition and assignment agreement (the “Restrictive Covenants Agreement”) with the Company; and non-disparagement and cooperation obligations. In accordance with the Transition Agreement, Ms. Dorval’s existing employment agreement with the Company, dated as of November 7, 2018, terminates as of the Effective Date.

In accordance with the Transition Agreement, the Company and Ms. Dorval also expect to enter into a consulting agreement (the “Consulting Agreement”) pursuant to which Ms. Dorval is to assist the Company with the transition of her responsibilities following her departure. In connection with the Consulting Agreement, Ms. Dorval is to be available to provide specified consulting services from time to time and as requested by the Company. The Company has agreed to pay Ms. Dorval a fixed fee, based on estimated time for her services, in addition to any pre-approved expenses.

Under the Transition Agreement, the Consulting Agreement shall become effective upon the Effective Date and shall terminate on January 14, 2022, unless it is, in accordance with its terms, extended by mutual written consent of the parties; terminated by the mutual written consent of the parties; terminated by either party upon a material breach of the Consulting Agreement or the Transition Agreement by its counterparty; terminated by either party without cause upon specified written notice of such termination; or terminated automatically upon the occurrence of other specified conditions (the effective period of the Consulting Agreement, the “Consultation Period”).

In consideration for Ms. Dorval entering into the Transition Agreement and the Consulting Agreement, the restricted stock unit award previously granted by the Company to Ms. Dorval on January 11, 2019, shall continue to vest and become free from forfeiture provisions and restrictions on transfer, and certain stock options previously granted by the Company to Ms. Dorval shall continue to vest and become exercisable, in each case during the Consultation Period on the same schedule and terms, and subject to the same conditions, as set forth in the applicable award agreement, as if Ms. Dorval had continued to remain employed during such period, subject to (i) Ms. Dorval continuing to provide services under the Consulting Agreement and (ii) Ms. Dorval complying with the terms of the Consulting Agreement, Transition Agreement, and Restrictive Covenants Agreement.

The foregoing summaries of the Transition Agreement and the Consulting Agreement are qualified in their entirety by reference to the complete text of each such agreement. The Company expects to file copies of the Transition Agreement and the Consulting Agreement as exhibits to its Annual Report on Form 10-K for the period ending December 31, 2021.

Election of Julie Burek

In connection with the transition of Ms. Dorval, the board of directors of the Company (the “Board”) has appointed Julie Burek to assume the roles of principal financial officer and principal accounting officer of the Company, effective as of the Effective Date.

Ms. Burek, age 47, has served as the Company’s Vice President of Finance since August 2020. Ms. Burek joined the Company as Director, Financial Planning & Analysis in April 2018. Prior to joining the Company, Ms. Burek served in positions of increasing responsibility at Biogen Inc., a biotechnology company, from 2013 to April 2018 including as Associate Director, Finance and Senior Manager, Finance. Prior to her time at Biogen, Ms. Burek served as Senior Finance Manager at EMD Serono Inc., the biopharmaceutical business of Merck KGaA, from 2008 to 2013. Earlier in her career, Ms. Burek served in various finance roles at advertising agencies including Hill Holliday and Digitas as well as finance roles at manufacturing companies including SencorpWhite and Teradyne. Ms. Burek received a B.S. in Finance from Bentley University and an M.B.A. from Northeastern University.

Ms. Burek has no family relationship with any of the executive officers or directors of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions in which Ms. Burek has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with her appointment, the Board approved the grant to Ms. Burek of an option to purchase 25,000 shares of common stock of the Company, effective as of the Effective Date, and a restricted stock unit award for 13,500 shares of common stock of the Company, effective as of January 1, 2022. Ms. Burek has also entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (File No. 333-207367) filed with the SEC on October 28, 2015. Pursuant to the terms of such agreement, the Company may be required, among other things, to indemnify Ms. Burek for particular expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as an officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2021	VOYAGER THERAPEUTICS, INC.

	By:	/s/ Michael Higgins
Michael Higgins
Interim Chief Executive Officer, President, and Director (Principal Executive Officer)

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